Exhibit 99.1

N E W S B U L L E T I N FROM:	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE:

August 11, 2010

HEADWATERS INCORPORATED RETIRES $19 MILLION OF

ITS 16% CONVERTIBLE NOTES

SOUTH JORDAN, UTAH, August 11, 2010 (NYSE: HW) HEADWATERS INCORPORATED, a diversified building products company dedicated to improving sustainability by transforming underutilized resources into valuable products, today announced that it has repurchased and cancelled $19.0 million of its 16% Convertible Senior Subordinated Notes due in 2016 (the “16% Notes”) for consideration of approximately $22.8 million, including accrued interest through the purchase date of approximately $0.6 million.

“Our cash flow has been stronger than anticipated over the last six months, which along with the cash we currently hold, has provided us the opportunity to continue de-leveraging our balance sheet,” said Steven G. Stewart, Headwaters Chief Financial Officer. “This repurchase represents a $0.314 per share reduction in debt based upon our current shares outstanding. Following this transaction, we have approximately $50 million of cash with no borrowings on our $70 million ABL revolving credit facility.”

In addition to strengthening Headwaters’ balance sheet, the reduction in debt will improve free cash flow by reducing future interest expense. Including the May 2010 repurchase, Headwaters has reduced the 16% Notes by $29 million, reducing annual interest expense by $4.64 million or $0.077 per share on a pre-tax basis. For the September 2010 quarter, Headwaters will recognize a one-time, non-cash expense associated with this repurchase of approximately $1.3 million.

After the closing of the note repurchases, approximately $19.3 million aggregate principal amount of the 16% Notes will remain outstanding. Headwaters repurchased the 16% Notes in connection with unsolicited offers from a few parties.

About Headwaters Incorporated

Headwaters Incorporated’s vision is to improve sustainability by transforming underutilized resources into valuable products. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries. Through its coal combustion products, building products, and energy businesses, the Company earns a revenue stream that helps to provide the capital to fund growth of existing and new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2009, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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